UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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NEON SYSTEMS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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August 15, 2005

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of NEON Systems, Inc., to be held on September 19, 2005 at 10:00 a.m., Sugar Land, Texas time, at our offices located at 14100 Southwest Freeway, Suite 500, Sugar Land, Texas 77478.  Details regarding the meeting and the business to be conducted are more fully described in the accompanying Notice of Annual Meeting and Proxy Statement.  We hope you will be able to attend the annual meeting on September 19, 2005 to listen to information regarding actions to be taken, and to ask any questions you may have.

Your vote is very important.  Whether or not you plan to attend the annual meeting, please vote as soon as possible.  In order to facilitate your voting, you may vote in person at the meeting, by sending in your written proxy, by telephone, or by using the Internet.  Your vote by telephone, over the Internet or by written proxy will ensure your representation at the annual meeting if you cannot attend in person.  Please review the instructions on the proxy card regarding each of these voting options.

Thank you for your on-going support and continued interest in NEON Systems, Inc.

Very truly yours,

Mark J. Cresswell

President and Chief Executive Officer

1

NEON SYSTEMS, INC.
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON SEPTEMBER 19, 2005

TO THE STOCKHOLDERS:

NOTICE IS HEREBY GIVEN that the annual meeting of the stockholders of NEON Systems, Inc., a Delaware corporation, will be held on September 19, 2005 at 10:00 a.m., Sugar Land, Texas time, at our offices located at 14100 Southwest Freeway, Suite 500, Sugar Land, Texas 77478, for the following purposes:

1.     To elect six directors to the Board of Directors;

2.     To ratify the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2006; and

3.     To transact such other business as may properly come before the meeting or any adjournment thereof.

The foregoing items of business are more fully described in the proxy statement accompanying this notice.  Only stockholders of record at the close of business on August 11, 2005 are entitled to receive notice of, to attend, and to vote at the meeting and any reconvened meeting following an adjournment of the meeting.  All stockholders are cordially invited to attend the meeting in person.  Any stockholder attending the meeting and entitled to vote may vote in person even if such stockholder returned a proxy.

FOR THE BOARD OF DIRECTORS

Brian D. Helman

Chief Financial Officer and Secretary

Sugar Land, Texas

IMPORTANT: WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING PLEASE COMPLETE, DATE, AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE; OR YOU MAY VOTE BY TELEPHONE OR OVER THE INTERNET FOLLOWING THE DIRECTIONS ON THE PROXY CARD; EITHER METHOD WILL ENSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES.

This proxy statement and proxy card are being distributed to the stockholders on or about August 19, 2005.

NEON SYSTEMS, INC.

Q:    Why am I receiving this proxy statement?

A:    The Board of Directors of NEON Systems, Inc., a Delaware corporation, is furnishing this proxy statement to stockholders of record of NEON, as of August 11, 2005, in connection with the solicitation of proxies to be voted at NEON’s annual meeting of stockholders, or at any adjournment of the meeting, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders.  The meeting will be held at NEON’s principal executive offices at 14100 Southwest Freeway, Suite 500, Sugar Land, Texas 77478, on September 19, 2005 at 10:00 a.m., Sugar Land, Texas time.

Q:    Who is soliciting my vote?

A:    This proxy statement is furnished in connection with the solicitation of your vote by the Board of Directors of NEON.  NEON will bear the cost of solicitation of proxies.  In addition to the use of the mails, proxies may also be solicited by personal interview, facsimile transmission and telephone by directors, officers, employees and agents of NEON, none of whom will receive additional compensation.  NEON will also supply brokers, nominees or other custodians with the number of proxy forms, proxy statements and annual reports they may require for forwarding to beneficial owners and NEON will reimburse these persons for their expenses.

Q:    When was this proxy statement mailed to stockholders?

A:    This proxy statement was first mailed to stockholders on or about August 19, 2005.

Q:    What may I vote on?

A:

•      The proposal to elect six directors to serve on the Board of Directors;

•      The proposal to ratify the selection and engagement of KPMG LLP as independent registered public accounting firm for the fiscal year ending March 31, 2006; and

•      At the discretion of the persons named in the enclosed form of proxy, on any other matter that may properly come before the meeting or any adjournment thereof.

Q:    How does the Board recommend I vote on the proposals?

A:

•      The Board recommends a vote FOR each of the nominees to serve on the Board of Directors; and

•      The Board recommends a vote FOR the ratification of the independent registered public accounting firm.

Q:    Who is entitled to vote?

A:    Stockholders of record at the close of business on August 11, 2005 (the record date) may vote at this meeting.

Q:    How do I vote?

A:    Stockholders entitled to vote may vote by any one of the following methods:

•      By mail by completing, dating, and signing the enclosed proxy card and returning it in the enclosed postage-prepaid envelope;

•      By telephone by calling the toll-free telephone number and following the instructions for voting by telephone set forth on your proxy card;

•      By the Internet by following the instructions for Internet voting set forth on your proxy card; or

•      In person, at the meeting.

If you hold your shares through a bank, broker or other nominee, they will give you separate instructions for voting your shares.

Q:    How can I revoke or change my vote?

A:    If you have already voted and wish to change or revoke your proxy, you may do so at any time prior to the meeting by any one of the following methods:

•      Notifying in writing Brian D. Helman, Chief Financial Officer and Secretary, NEON Systems, Inc., 14100 Southwest Freeway, Suite 500, Sugar Land, Texas, 77478;

•      Voting in person at the meeting;

•      Returning a later-dated proxy card that is received prior to the meeting; or

•      Subsequently voting by telephone or by following the Internet instructions found on your proxy card.

Q:    Who will count the votes?

A:    A representative of our transfer agent, ChaseMellon Shareholder Services, will count the votes and act as inspector of the election.

Q:    Is my vote confidential?

A:    Proxy cards, ballots and voting tabulations of Internet and telephone votes that identify individual stockholders are mailed or returned directly to ChaseMellon and handled in a manner that protects your voting privacy.  Your vote will not be disclosed except:

•      as needed to permit ChaseMellon to tabulate and certify the vote; or

•      as required by law.

Your identity will be kept confidential unless you ask that your name be disclosed.

Q:    How many votes do I have?

A:    As of the close of business on the record date of August 11, 2005, there were 9,558,198 shares of common stock  issued and outstanding.  Every stockholder is entitled to one (1) vote for each share of common stock held.

Q:    What is a “Quorum” and what vote is required to pass proposals?

A:    A “quorum” is a majority of the outstanding shares.  The person with the right to vote the shares may be present at the meeting or represented by proxy.  There must be a quorum for the meeting to be held.  Abstentions and broker non-votes are each included in the determination of the number of shares present at the meeting for purposes of determining a quorum.  A plurality of the votes cast at the meeting is required to elect directors. Cumulative voting is not permitted in the election of directors.  The affirmative vote of a majority of the voting power represented at the meeting and entitled to vote is required on all other matters subject to approval.

Q:    Who can attend the annual meeting and how do I get on the guest list?

A:    All stockholders as of the close of business on the record date of August 11, 2005 can attend.  If your shares are held by a broker and you would like to attend, please write to Brian D. Helman, Chief Financial Officer and Secretary, NEON Systems, Inc., 14100 Southwest Freeway, Suite 500, Sugar Land, Texas, 77478.  Include a copy of your brokerage account statement or omnibus proxy (which you can get from your broker), and we will place your name on the guest list.

Q:    How will voting on any other business be conducted?

A:    We do not know of any business to be considered at this annual meeting other than the proposals described in this proxy statement.  If any other business is presented at the annual meeting, your signed proxy card gives discretionary authority to Mark J. Cresswell or Brian D. Helman to vote on such matters.

Q:    When are the stockholder proposals for the next annual meeting due?

A:    Stockholder proposals will be eligible for consideration for inclusion in the proxy statement for the next annual meeting, which will be held in the final half of calendar year 2006, pursuant to Rule 14a-8 under the Securities and Exchange Act of 1934, if such proposals are submitted in writing to Brian D. Helman, Chief Financial Officer and Secretary, NEON Systems, Inc., 14100 Southwest Freeway, Suite 500, Sugar Land, Texas, 77478 and received before the close of business on July 1, 2005.  Notices of stockholder proposals submitted outside the processes of Rule 14a-8 will be considered timely, pursuant to the advance notice requirement set forth in NEON’s bylaws, if such notices are received by the secretary of NEON not less than 60 nor more than 90 days prior to the scheduled date of the annual meeting in the manner provided in the bylaws or, if less than 70 days’ notice or prior public disclosure of the date of the annual meeting is given or made to stockholders, stockholders may give timely notice of a proposal no later than 10 days after the day such notice or public disclosure was made, whichever was earlier.

Q:    Where are your principal executive offices?

A:    Our principal executive offices are located at 14100 Southwest Freeway, Suite 500, Sugar Land, Texas 77478, telephone number (281) 491-4200.   Our website address is www.neonsys.com.

PROPOSAL I

ELECTION OF DIRECTORS

From our September 22, 2003 annual meeting to our acquisition of ClientSoft, Inc. in December 2004, NEON’s Board had been comprised of five directors, consisting of four independent board members and NEON’s President and Chief Executive Officer, Mr. Cresswell.  On December 13, 2004, the Board was expanded one seat and William W. Wilson III, the former President and CEO of ClientSoft, Inc., was appointed to the Board of Directors.  Each of the current six directors identified below as nominees for director have been nominated by the Nominating and Governance Committee to serve as directors and to stand for election at the annual meeting to be held on September 19, 2005 to serve until the next annual meeting of stockholders called for the purpose of electing directors:

NOMINEES FOR DIRECTOR

Mark Cresswell, age 40, NEON’s President and Chief Operating Officer since March 2003, joined NEON Systems in October 2001 as Vice President and General Manager of the Shadow group.  Effective, June 15, 2004, NEON’s board of directors promoted Cresswell to Chief Executive Officer.  Mr. Cresswell joined NEON from Framesoft, an investment banking software company based in Switzerland. Prior to Framesoft, Cresswell joined NEON Systems in 1995 serving as Managing Director of the United Kingdom (UK) and Benelux operations. As one of NEON Systems’ first international employees, Cresswell was in charge of managing the UK operations for NEON for 5 years. Prior to joining NEON, Mr. Cresswell has held various senior positions with several high-tech organizations.  Mr. Cresswell is qualified in Pure and Applied Mathematics from Westcliff College in England.

George H. Ellis, age 56, has served as a director of NEON since January 2000 and as the Presiding Director since September 2003.  Mr. Ellis has been Chairman and Chief Executive Officer of SoftBrands, Inc., a global supplier of enterprise-wide software, since December 2001.  From October 2001 to confirmation of its plan of reorganization under Chapter 11 of the Bankruptcy Code in August 2002, Mr. Ellis was Chairman and Chief Executive Officer of AremisSoft Corporation, a software company and a predecessor to SoftBrands.  Mr. Ellis, who served on the Board of Directors of AremisSoft from April 1999 until February 2001, accepted the position at AremisSoft to assist in the reorganization.  Mr. Ellis also served as Executive Vice President and Chief Operating Officer of the Communities Foundation of Texas from February 2000 until October 2001.  Mr. Ellis served as Chief Financial Officer of Sterling Software, Inc. from 1985 through June 1996, and held a similar position with Sterling Commerce, Inc. from February 1996 through June 1996.  From 1996 through 1999, Mr. Ellis was a full time law student and a business consultant providing consulting services to various technology-related companies.  During this time he was also a Founder and Managing Director of Chaparral Ventures, Ltd., a Dallas-based venture capital firm focused on electronic commerce investment.  Mr. Ellis currently is a member of the Board of Advisors to the law school at Southern Methodist University and the Advisory Board of the Entrepreneurs Foundation of North Texas.  Mr. Ellis also has served on the board of directors and as the audit committee chairman of PeopleSupport, Inc., a NASDAQ listed software company.   Mr. Ellis is a Certified Public Accountant and an attorney in the State of Texas.  Mr. Ellis holds a B.S. in Accounting from Texas Tech University and a J.D. from Southern Methodist University.

Richard Holcomb, age 43, has served as a director of NEON since May 1993 and as Chairman of the Special Committee (reconstituted as the Nominating & Governance Committee) since its inception.  In March 2003, Mr. Holcomb co-founded StrikeIron, a web services technology company, and since that time has served as its chief executive officer and chairman.  Prior to founding StrikeIron, Mr. Holcomb served as the interim CEO of GadgetSpace and oversaw its acquisition by Infonic in 2001.  In 1995 Mr. Holcomb co-founded HAHT Commerce, an e-commerce application provider, and served as its Chief Executive Officer and Chairman from 1995 until 2001. Prior to 1995, Mr. Holcomb co-founded Q+E Software, a privately held supplier of client/server database access technology, in 1986 and from 1986 through 1994 served as its Chief Executive Officer, President and Chairman. Q+E Software was acquired by Intersolv in 1994. Mr. Holcomb serves on several public advisory boards, including the North Carolina State University Graduate School Board of Advisors, the North Carolina Electronics and Information Technology Association (NCEITA), the Council for Entrepreneurial Development (CED) and is a former appointed member of the North Carolina Information Resources Management Commission. Mr. Holcomb is also a director of three privately-held software companies.  Mr. Holcomb holds a B.S. degree in Computer Science from the University of South Carolina and an M.S. in Computer Science from North Carolina State University.

David F. Cary, age 50, was appointed to the Board of Directors of NEON as a director and as a member of the Audit Committee on December 5, 2002. On July 25, 2003, Mr. Cary was appointed the Chairman of the Audit Committee of NEON.  Mr. Cary currently serves as the Chief Executive Officer and a member of the board of Sun Hill Software, Inc., an enterprise software company. Mr. Cary joined a predecessor of the company in March 2003.  Prior to joining Sun Hill, Mr. Cary served in various consulting and advisory positions in the software business from May 1999. Mr. Cary was the Chief Financial Officer and General Counsel of i2 Technologies, Inc. from June 1992 to May 1999 and has served on the board of Factory Logic, Inc. since July 2000. Mr. Cary is a Certified Public Accountant and holds a B.S. in Accounting from San Francisco State University and an M.B.A. from Southern Methodist University.

Loretta Cross, age 49, was appointed to the Board of Directors of NEON as a director and as a member of the Audit Committee on December 5, 2002.  On July 25, 2003, Ms. Cross was appointed to the NEON Compensation Committee and named its Chairman. Since May 2004, Ms. Cross has served as Managing Director for Alvarez & Marsel, a private turnaround advisory consulting firm.  Prior to May 2004, Ms. Cross was the Senior Managing Director for FTI Consulting, Inc., a private financial consulting firm, since its acquisition of the U.S. Business Recovery Services Division of PricewaterhouseCoopers in September 2002.  From 1991 to August 30, 2002, Ms. Cross served as a Partner with PricewaterhouseCoopers, LLP. Before joining PricewaterhouseCoopers LLP, Ms. Cross was with Ernst & Young LLP and Touche Ross & Co. LLP.  Since January 1, 2002, Ms. Cross has served as a director of the Texas Gulf Coast Lupis Foundation and Turnaround Management Association, both non-profit organizations.  Ms. Cross is a Certified Public Accountant and holds a B.B.A. in accounting from University of Texas at Austin.

William W. Wilson III, age 45, joined the NEON Board as a director on December 13, 2004 in connection with NEON’s acquisition of ClientSoft, Inc.  Mr. Wilson is the President and CEO and a director of CSFT Holdings, Inc.  Prior to joining NEON’s Board as a director, Mr. Wilson served as President and Chief Executive Officer of ClientSoft since April 2000. He came to ClientSoft from Marsh, one of the largest risk, insurance and professional services firms, where he served as Managing Director and Chief Information Officer of the firm’s global operations. At Marsh, he was responsible for worldwide technology strategy, planning and execution.  Wilson served as Principal with Johnson & Higgins before that company was acquired by Marsh & McLennan in 1997. He started at Johnson & Higgins in 1982 as an Associate, and was promoted to Assistant Vice President in 1987. He led the Risk Management Services Department until 1990, when he transferred to J&H’s Information Systems department. Wilson was promoted to Vice President in 1992. He received the firm’s President’s award prior to his promotion to Senior Vice President in 1994, and in 1996, he was promoted to Principal.  Wilson has a BS in Finance and Accounting from Miami University in Oxford, Ohio and an MBA in Finance from Xavier University, Cincinnati, Ohio. He also received the Associates in Risk Management degree.

RECOMMENDATION

At the annual meeting of stockholders to be held on September 19, 2005, these six nominees for director will be elected for a term expiring at the annual meeting to be held in 2006 or until their successors are elected and qualified.    Shares represented by returned and executed proxies will be voted, unless otherwise specified, in favor of the six nominees for the Board of Directors named above.  If any director is unable to stand for re-election, the Board may reduce the Board’s size or designate a substitute.  If a substitute is designated, proxies voting on the original director candidate will be cast for the substituted candidate.  You may withhold authority to vote for any nominee by marking the proxy as indicated for that purpose on the proxy card.

YOUR BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR EACH OF THESE NOMINEES.

STATEMENT OF CORPORATE GOVERNANCE

Our Board of Directors held a total of 10 meetings in fiscal 2005.  All directors attended at least seventy-five percent (75%) of all of the meetings held by the Board of Directors and meetings held by committees of the Board of Directors on which that director served.

NEON also believes that communication between its stockholders and the members of the Board of Directors is enhanced by the opportunity for personal interaction at the NEON Annual Meeting of Stockholders.   Accordingly, NEON encourages the members of the Board of Directors to attend the Annual Meeting of Stockholders whenever possible.  At the Annual Meeting of Stockholders held on September 20, 2004, four of the five members of the Board of Directors were in attendance.

Our Board of Directors considers all major decisions.  The Board has established three standing committees, an Audit Committee, a Compensation Committee and a Nominating and Governance Committee, so that certain areas can be addressed in more depth than may be possible at a full Board of Directors meeting.

Audit Committee.  The Audit Committee selects and hires our independent auditors, reviews the results and scope of the audit and other accounting related services and reviews and evaluates our internal control functions.  The Audit Committee operates under an Audit Committee Charter adopted on December 5, 2002, a copy of which was filed as an exhibit to NEON’s Form 10-K/A filed with the Securities Exchange Commission on July 29, 2005.   Members of the Audit Committee in the fiscal year ended March 31, 2005 included George H. Ellis, David F. Cary, and Loretta Cross, all of whom were considered “independent” directors by the full Board.    On July 25, 2003, David F. Cary was appointed to be the Chairman of the Audit Committee for the fiscal year ending March 31, 2004 and he has since been re-appointed the Audit Committee Chairman for the fiscal years ending March 31, 2005 and March 31, 2006.  Mr. Cary has also been named NEON’s financial expert by his fellow Audit Committee members and the Board of Directors.

The Audit Committee met and/or took action 6 times during fiscal 2005.  The Audit Committee’s report is included below in “Audit Committee Report.”

Compensation Committee.  The Compensation Committee makes recommendations to our Board of Directors concerning salaries and incentive compensation for our executive officers and directors and administers our 1993 Stock Option Plan, the Stock Option Plan for Non-Employee Directors, the 1999 Long-Term Incentive Plan, the 2002 Stock Plan and the 2002 Director Stock Option Plan.  Members of the Compensation Committee during fiscal 2005 were Richard Holcomb and Loretta Cross, each of whom were considered “independent” directors by the full Board.  Ms. Cross has served as the Chairman of the Compensation Committee since July 2003 and will continue to serve in such capacity through the fiscal year ending March 31, 2006.  The Compensation Committee met and/or took action 4 times during fiscal 2004.  The Compensation Committee approved a Compensation Committee Charter on August 11, 2005, a copy of which is attached hereto as Appendix A.

Nominating and Governance Committee.  On May 4, 2005, the Board of Directors discontinued the Special Committee originally formed to review conflicts of interest and related party transactions and reconstituted such committee as a Nominating and Governance Committee.  The members of the Nominating and Governance Committee include Richard Holcomb, George Ellis and Dave F. Cary, all of whom were considered “independent” directors by the full Board.   Mr. Holcomb, the former chairman of the Special Committee, was appointed to be the Chairman of the Nominating and Governance Committee.   A Nominating and Governance Committee Charter was adopted on August 11, 2005, a copy of which is attached hereto as Appendix B.   The Special Committee met 2 times during fiscal 2005.  The Nominating and Governance Committee did not meet during fiscal 2005.

AUDIT COMMITTEE REPORT

Composition.  The Audit Committee of the Board of Directors in the fiscal year ended March 31, 2005 was composed of three directors, George Ellis, Loretta Cross and Dave Cary, all of whom were independent directors as defined by Nasdaq rules.  Mr. Cary was named the Audit Committee’s financial expert as required by Nasdaq rules, and the Audit Committee operated under a written charter adopted by the Board of Directors, a copy of which was attached as Exhibit A to the proxy statement for our 2002 annual meeting held in February 2003 and was re-filed as an exhibit on our Form 10-K/A filed with the Securities Exchange Committee on July 29, 2005.  The members of the Audit Committee for the fiscal year ending March 31, 2006 are George H. Ellis, David F. Cary, and Loretta Cross, with Mr. Cary serving as its Chairman for the fiscal year ending March 31, 2005.

Responsibilities.  The responsibilities of the Audit Committee include selecting and hiring an accounting firm to be engaged as our independent registered public accounting firm.  The independent registered public accounting firm is responsible for performing an independent audit of NEON’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and for issuing a report thereon.  The Audit Committee’s responsibilities include the oversight of NEON’s financial reporting process, system of internal controls and corporate compliance process.

Review with Management and Independent Accountants.  In this context, the Audit Committee has met and held discussions with management and the independent registered public accounting firm, including discussions regarding the audited consolidated financial statements.  Management has represented to the Audit Committee that NEON’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent accountants.  The Audit Committee has also conducted quarterly executive sessions with the independent registered public accounting firm to discuss such financials statements and the performance of NEON’s management outside the presence of such management.  The Audit Committee discussed with the independent registered public accounting firm matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees.”

NEON’s independent registered public accounting firm also provided to the Audit Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” and the Audit Committee discussed with the independent accountants, KPMG LLP, the firm’s independence.

Summary.  Based upon the Audit Committee’s discussions with management and the independent registered public accounting firm and the Audit Committee’s review of the representations of management, and the report of the independent registered public accounting firm to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in NEON’s Annual Report on Form 10-K for the year ended March 31, 2005, as filed with the Securities and Exchange Commission on June 29, 2005.

Submitted by the Audit Committee,

David F. Cary, Chairman
George H. Ellis
Loretta Cross

EXECUTIVE OFFICERS

Our executive officers, their ages as of March 31, 2005, and certain additional information about them are as follows:

Name	Age	Position
Mark J. Cresswell	40	President and Chief Executive Officer
Brian D. Helman	35	Chief Financial Officer and Secretary
Chris Garner	49	Senior Vice President of Research & Development
Shelby R. Fike	46	Senior Vice President and General Counsel
Jerry Paladino	50	Senior Vice President of Worldwide Sales
Robert Evelyn	46	Senior Vice President of Strategy and Solutions

Mark J. Cresswell, see Director Biography.

Brian D. Helman, age 35, joined NEON Systems in May 2002 as vice president of finance and became NEON’s Chief Financial Officer in June of 2002. Prior to joining NEON Systems, Mr. Helman served as vice president of finance and business planning for NetSpeak Corporation, a publicly held global provider of telecommunications software. Prior to joining Netspeak Corporation in 1996, Mr. Helman worked in the audit practice of Deloitte & Touche, LLP. Mr. Helman is a certified public accountant and holds a bachelor of science degree in finance from the University of Florida.

Chris Garner, age 49, was promoted to Senior Vice President of Research and Development in December 2004.  Mr. Garner joined NEON Systems in July 2002 as a Director of Development, and served as NEON’s Vice President of Research and Development since February 2003. Prior to NEON Mr. Garner served as the Vice President of Research and Development at Altra Energy Technologies/Caminus Corporation, an energy trading and management software company based in Houston and New York. Prior to Altra, Mr. Garner was with BMC Software as the Director of Development in the Patrol division. Mr. Garner has held various senior positions with several high-tech organizations in both R&D and Product Management roles.

Jerry Paladino, age 50, was promoted to Senior Vice President of Worldwide Sales in January 2005.  Mr. Paladino joined NEON Systems as Vice President of Sales in 2003 and was promoted to Senior Vice President of Sales in December 2004. Prior to joining NEON, he was managing partner and a founding member of Product Operations, a management consulting organization focused on sales methodology and team development. From 1993 until 2001, Mr. Paladino held management positions, including Vice President of Sales for the DataDirect Division and Vice President of Inside Sales and Channels, at MERANT (formerly INTERSOLV), a supplier of enterprise development software and connectivity middleware. Prior to joining MERANT, he held management positions in Customer Support, Systems Engineering, and Marketing at LEGENT Corporation. Mr. Paladino holds a Master of Science in Engineering from the University of Arkansas.

Shelby R. Fike, age 46, was promoted to Senior Vice President and General Counsel in December 2004. Mr. Fike has served as NEON’s Vice President and General Counsel since September 30, 2002 and has served NEON as a corporate attorney since May 2001. Prior to joining NEON, Mr. Fike served as corporate counsel and director of legal services for NetIQ Corporation from May 2000 to May 2001. Prior to joining NEON Mr. Fike also held corporate counsel positions with Mission Critical Software, Inc., from August 1998 to its acquisition by NetIQ Corporation in May 2000 and with Learmonth & Burchett Management Systems Plc and BSG Consulting, Inc. Mr. Fike started his legal career as an associate attorney with Porter & Clements, P.C., and then with Keck Mahin & Cate, LLC in their Corporate/M&A sections. Mr. Fike holds a Bachelor of Arts degree in Education from Texas Lutheran College and a J.D. degree from Baylor University School of Law.

Robert Evelyn, age 46, has served as Senior Vice President of Strategy and Solutions for NEON Systems, Inc. since December 13, 2004. Previously, Mr. Evelyn was SVP and Chief Operations Officer of ClientSoft. Prior to ClientSoft, Mr. Evelyn was President of TOC Global Communications, a Miami-based wireless technology service provider. While with TOC, he was a key architect and instrumental in combining open-based wireless technologies to deliver easy-to-use competitive solutions.  Mr. Evelyn was also employed with IBM for 13 years where he was involved in various engineering and field implementation projects. During his last five years at IBM, Mr. Evelyn was involved in the development of mobile and wireless technology and solutions. Mr. Evelyn has a Bachelor of Science in Management Information Systems from Barry University in Miami, Florida.

EXECUTIVE COMPENSATION AND OTHER MATTERS

The following table sets forth for the fiscal years indicated the compensation earned by Mark Cresswell, our President and Chief Executive Officer, and each of our four most highly compensated executive officers who were serving as officers at the end of the fiscal year ended March 31, 2005 (collectively, the “Named Executive Officers”):

SUMMARY COMPENSATION TABLE (1)

					Long-Term Compensation
		Annual Compensation			Awards		Payouts
Name and Principal Position (a)	Year	Salary ($)	Bonus	Other Annual Compensation ($)	Restricted Stock Award(s) ($)	Securities Underlying Options/ SARs (#)	LTIP Payouts ($)	All Other Compensation ($)
Mark J. Cresswell (2) President and Chief Executive Officer	2005	300,000	150,000	—	—	100,000	—	—
	2004	300,000	—	—	—	170,000	—	—
	2003	300,000	—	—	—	200,000	—	—

Brian D. Helman (3) Chief Financial Officer	2005	206,250	75,000	—	—	—	—	—
	2004	180,000	40,000	—	—	94,000	—	—
	2003	150,000	—	49,424	—	100,000	—	—

Chris Garner Sr. Vice President of Research and Development	2005	168,333	40,000	—	—	15,949	—	—
	2004	160,000	10,492	—	—	13,300	—	—
	2003	96,141	9,260	—	—	66,000	—	—

Jerry Paladino (4) Sr. Vice President of Worldwide Sales	2005	160,000	284,827	—	—	40,000	—	—
	2004	38,440	16,011	8,562	—	60,000	—	—
	2003	—	6,250	—	—	—	—	—

Shelby R. Fike Sr. Vice President and General Counsel	2005	160,000	40,000	—	—	—	—	—
	2004	160,000	20,000	—	—	6,361	—	—
	2003	147,187	6,250	—	—	17,300	—	—

(1)   The compensation described in this table does not include medical, group life insurance or other benefits received by the Named Executive Officers that are available generally to all of our salaried employees, and may not include certain perquisites and other personal benefits received by the Named Executive Officers that do not exceed the lesser of $50,000 or ten percent (10%) of any such officer’s salary and bonus disclosed in the table.

(2)   Mr. Cresswell rejoined NEON in October 2001 at an annual salary of $300,000. In October 2003, the Compensation Committee of the Board of Directors conducted a compensation review and based on the recommendations of the independent firm conducting such compensation review set Mr. Cresswell’s compensation for the fiscal year ended March 31, 2004 at an annual salary of $300,000 with an annual bonus of $150,000 per year conditioned on Mr. Cresswell’s achievement of the individual and company goals set by the Board.

(3)   Mr. Helman joined NEON in May 2002.  In connection with Mr. Helman’s relocation to Houston, NEON reimbursed $49,424 in relocation expenses incurred by Mr. Helman.

(4)   Mr. Paladino was paid commission of all license fees and maintenance fees received by NEON for transactions in North America as NEON’s senior vice president of North American Sales.

OPTION GRANTS IN LAST FISCAL YEAR

The following table sets forth each grant of stock options made during the fiscal year ended March 31, 2005 to the Named Executive Officers:

Name	Number of Securities Underlying Options Granted	Percent of Total Options Granted to Employees in Fiscal Year (1)	Exercise or Base Price ($/Sh) (2)	Expiration Date (3)	Potential Realizable Value At Assumed Annual Rates of Stock Price Appreciation For Option Term (4)
					5% ($)	10% ($)

Mark J. Cresswell (3)	100,000	10.8%	$3.56	05/10/14	522,273	839,429

Jerry Paladino (3)	40,000	4.3%	$3.56	05/10/04	220,909	335,772

Chris Garner (3)	15,949	1.7%	$3.21	11/03/14	88,802	133,881

(1)   Based on a total of 922,249 options granted during the fiscal year ended March 31, 2005. During the fiscal year ended March 31, 2005, 524,113 outstanding options were forfeited.

(2)   The option exercise price for the common stock is based on the fair market value on the date of grant as determined pursuant to the terms of the 1999 Stock Plan and the 2002 Stock Plan.

(3)   Options granted have a ten-year term and vest over a four-year period with one-fourth of the options vesting one year from the date of grant and one forty-eighth of the options vesting each month thereafter. Options may terminate before their expiration date upon death, disability or termination of employment of the optionee.

(4)   In accordance with the rules of the Commission, shown are the gains or “option spreads” that would exist for the respective options granted. These gains are based on the assumed rates of annual compound stock price appreciation of 5% and 10% from the date the option was granted over the full option term. These assumed compound rates of stock price appreciation are mandated by the rules of the Commission and do not represent our estimate or projection of future prices of our common stock.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION VALUES

The following table sets forth, for each of the Named Executive Officers, information concerning the number of shares received during fiscal 2005 upon exercise of options and the aggregate dollar amount received from such exercise, as well as the number and value of securities underlying unexercised options held on March 31, 2005.

	Shares Acquired On Exercise	Value Realized	Number of Securities Underlying Unexercised Options at Fiscal Year-End (#)		Value of Unexercised In-the-Money Options at Fiscal Year-End ($) (1)
Name	(#)	($)	Exercisable	Unexercisable	Exercisable	Unexercisable

Mark J. Cresswell (2)	—	—	112,499	257,501	—	—
Brian D. Helman (2)	—	—	43,750	150,250	—
Chris Garner (2)	—	—	41,250	53,999	—	—
Jerry Paladino (2)	—	—	37,499	62,501	—	—
Shelby R. Fike (2)	—	—	27,400	16,261	—	—-

(1)     Based on the difference between the option exercise price and the closing sale price of $3.54 of our common stock as reported on the NASDAQ National Market on March 31, 2005, the last trading day of our 2004 fiscal year, multiplied by the number of shares underlying the options, no current options issued to executive officers are “in-the-money” options except as noted.

(2) Options granted have a ten-year term and vest over a four-year period with one-fourth of the options vesting one year from the date of grant and one forty-eighth of the options vesting each month thereafter.  Options may terminate before their expiration date upon death, disability or termination of employment of the optionee.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL ARRANGEMENTS

All of NEON’s Stock Plans provide that in the event of a merger of NEON with or into another corporation, or a change in control of NEON, each outstanding option and stock purchase right will be assumed or an equivalent option or right substituted by the successor corporation or a parent or subsidiary of the successor corporation.  In the event that the successor corporation refuses to assume or substitute for the option or stock purchase right, NEON optionees will fully vest in and have the right to exercise the option or stock purchase right as to all of the optioned stock, including shares as to which it would not otherwise be vested or exercisable.  If an option or stock purchase right becomes fully vested and exercisable in lieu of assumption or substitution in the event of a merger or Change in Control, the NEON Plan Administrator must notify the Optionee in writing or electronically that the option or stock purchase right will be fully vested and exercisable for a period of fifteen (15) days from the date of such notice, and the option or stock purchase right shall terminate upon the expiration of such period if unexercised.

In connection with their initial employment offers, NEON entered into change of control severance arrangements with Brian D. Helman and Shelby R. Fike.

In October 2003, the Board of Directors engaged KPMG to do a review of the compensation of the executive officers and to prepare a compensation study to be delivered to the Compensation Committee.  Based on the recommendations derived from the compensation study, the Compensation Committee recommended that the Board of Directors establish a new compensation plan for the executive officers and negotiate standardized employment agreements with such officers which contain non-compete protection for NEON.  In January 2004, each of the then-current executive officers of NEON entered into an Executive Employment Agreement with NEON.  Such Executive Employment Agreement provides the following: (i) Severance on termination without cause of six months’ total compensation (twelve months for Mr. Helman); and (ii) in the event of a change in control of NEON, (a) acceleration of the vesting on unvested options and (b) if such executive officer’s employment is terminated or constructively terminated, payment of severance in the amount of six months’ total compensation (twelve months for Mr. Helman).

On May 26, 2005, the Compensation Committee amended the employment agreements of Mark Cresswell, NEON’s President and Chief Executive Officer, and Shelby R. Fike, NEON’s Senior Vice President and General Counsel, to increase the severance amount referenced above to twelve months’ total compensation and to clarify the severance payments on constructive termination on a change in control.

COMPENSATION OF DIRECTORS

Prior to September 22, 2003, each of our non-employee directors was monetarily compensated for serving as a member of our Board of Directors. Each of the non-employee directors received a fee of $1,000 for each of the board meetings and committee meetings that they attended.   On August 11, 2003, directors not seeking re-election at the September 22nd annual meeting approved a change in director compensation, to be effective as of the adjournment of the annual meeting to be held September 22, 2003. Pursuant to such change, beginning September 23, 2003, all non-employee directors receive an annual fee of $20,000, paid on a quarterly basis.  The fee for attending Board of Directors meetings remains $1,000 per meeting.  The fee for attending committee meetings was reduced from $1,000 per meeting to $500 per meeting.  The presiding director of the Board also receives an additional $10,000 fee, paid quarterly, and the Chairman of each Committee receives an additional  $5,000 fee, paid quarterly.  In fiscal year 2004, the Board of Directors met 10 times, the Audit Committee met 6 times, the Compensation Committee met 4 times, and the Special Committee met 2 times.    In addition, in the fiscal year ended March 31, 2005 and thereafter, directors may now participate in NEON’s health benefit plans, which are available to all employees, officers and directors of NEON.

In 1999 we adopted the Stock Option Plan for Non-Employee Directors for compensation of our non-employee directors and reserved 100,000 shares of our common stock for issuance thereunder. Under such plan, non-employee directors on the Board of Directors would be granted an option to purchase 7,500 shares of our common stock in connection with their respective appointments to our Board. The options granted under the Stock Option Plan for Non-Employee Directors vest equally in 33 1/3% increments on the date of each successive annual meeting during the three-year period following the date of grant.

At the annual meeting commenced on March 26, 2002 and reconvened on April 5, 2002, the 2002 Director Option Plan was approved by our stockholders to replace the Stock Option Plan for Non-Employee Directors. Each current non-employee director who was serving on the Board of Directors immediately following the Annual Meeting of

Stockholders commenced on March 26, 2002 and who served on the Board of Directors in any of the last three fiscal years ended March 31, 2001, received a one-time initial “Election” option grant to purchase 12,500 shares of common stock for each of such three previous fiscal years, up to a maximum grant of 37,500 shares of common stock of NEON. Non-employee directors subsequently joining the Board of Directors, whether by appointment or election, receive a one-time initial “Election” option grant to purchase 12,500 shares of common stock under the 2002 Director Option Plan.   The Election options granted under the 2002 Director Option Plan vests equally in quarterly increments during the three-year period following the date of grant.

Additionally, all non-employee directors serving on the Board of Directors of NEON immediately following any subsequent annual meeting of stockholders after the adoption of the 2002 Director Option Plan who have served as a director of NEON for at least the preceding six months will receive an “Annual” grant of an option to purchase 12,500 shares of common stock under the 2002 Director Option Plan. The Annual options granted will vest equally in quarterly increments during a two-year period following the date of grant.

All stock options granted pursuant to the Stock Option Plan for Non-Employee Directors are non-qualified stock options and will remain exercisable for a period of ten years from the date of grant or, if sooner, six months after the option holder ceases to be a director of NEON. In the event of a change in control of NEON or certain other significant events, all options outstanding under the Stock Option Plan for Non-Employee Directors would terminate, provided that immediately before the effective date of such transaction each holder of an outstanding option under the Stock Option Plan for Non-Employee Directors would be entitled to purchase the total number of shares of common stock that such option holder would have been entitled to purchase during the entire remaining term of the option.

All stock options granted pursuant to the 2002 Director Option Plan are and will be nonqualified stock options and will remain exercisable for a period of ten years from the date of grant.  If a non-employee director’s status as a director terminates for any reason (excluding death and disability), then all options held by him or her under the 2002 Director Option Plan will expire three months following the termination.  If the non-employee director’s status as a director terminates due to death or disability, then all options held by him or her under the 2002 Director Option Plan expire twelve months following the termination.  In the event of any proposed dissolution or liquidation of NEON, any unexercised option would terminate immediately prior to the consummation of such proposed action.  In the event of our merger or the sale of substantially all of our assets, each option may be assumed or an equivalent option substituted for by the successor corporation.  If following such assumption or substitution a non-employee director’s status as a director terminates other than by his or her voluntary resignation, the option will become fully vested and exercisable.  If the successor corporation does not agree to assume or substitute for the option, each option will become fully vested and exercisable for a period of 30 days from the date our Board of Directors notifies the non-employee director of that the option is fully vested and exercisable, after which the option will terminate.

COMPENSATION COMMITTEE REPORT

Decisions on compensation of our executive officers generally are made by the Compensation Committee of our Board of Directors.  The members of the Compensation Committee for NEON in the fiscal year ended March 31, 2005 were Richard Holcomb and Loretta Cross.  Ms. Cross serves as the Chairman of the Compensation Committee.  Each member of the Compensation Committee is a non-employee director.  All decisions by the Compensation Committee relating to compensation of our executive officers are reviewed by the Board of Directors.  Decisions with respect to awards under certain of NEON’s employee benefit plans are made solely by the Compensation Committee in order for such awards to satisfy applicable legal and regulatory considerations.  Despite this fact, the full Board of Directors often review and ratify the award of options to employees, especially awards to executive officers.  Set forth below is a report prepared by Mr. Holcomb and Ms. Cross in their capacity as the Compensation Committee addressing our compensation policies for fiscal 2005 as they affected our executive officers.

Compensation Philosophy. In October 2003, the Compensation Committee requested that the Audit Committee authorize KPMG to conduct a compensation study with respect to NEON’s compensation of its executive officers as compared to similarly situated officers at similarly situated companies.  Upon delivery of the results of the compensation study, the Compensation Committee made recommendations to all of the non-employee, independent members of the Board of Directors, with Mark Cresswell not participating with respect to recommending revised compensation packages for each executive officer.  For the fiscal years 2004 and 2005, the Compensation Committee’s executive compensation packages were designed to provide a competitive base salary complemented with competitive bonus programs based on the mid-range results for executives in similarly situated companies for each specific position held by such executive officer as reflected by the compensation study. The packages also included some additional equity incentive awards to reward those executives whose equity compensation fell below the mid-range competitive levels of compensation when compared with similar positions at companies similarly situated as reflected in the compensation study, thus integrating pay and equity compensation with the Company’s annual and long-term performance goals and assisting NEON in attracting and retaining qualified executives.  Targeted levels of total executive compensation were generally set at levels that the Compensation Committee believed to be consistent with others in NEON’s industry as reflected by the compensation study.  In the fiscal year 2005, the Compensation Committee also reinstated performance bonuses to reward executive officers for above average corporate performance and recognize individual initiatives and achievement.

Grant of Stock Awards.  The Compensation Committee endorses the position that stock ownership by management and performance-based compensation arrangements are beneficial in aligning management’s and stockholders’ interests in the enhancement of stockholder value and helps to attract and retain these persons, and takes this factor into account in designing the compensation packages of the Company’s executive officers.  Under our 2002 Stock Plan, NEON may grant non-qualified stock options, stock purchase rights and incentive stock options to employees of NEON and its subsidiaries.  Options are exercisable over a period of time in accordance with the terms of option agreements entered into at the time of the grant.  Stock options provide value to the recipients only if and when the market price of NEON’s common stock increases above the option grant price.  Stock acquired pursuant to a stock purchase right provides value to the recipient if, at the time of its vesting, the market price of NEON’s common stock exceeds the recipient’s purchase price for the stock.

Base Salary and Incentive Bonus Compensation.  In addition to stock-based awards in the form of option grants, the Compensation Committee proposes two components of NEON’s non-stock-based compensation program. First, executive officers will receive an annual base salary, which is believed to be competitive with the mid-range level for similar positions at similar companies in the industry.  Second, executive officers will be eligible to receive an annual bonus comprised of (i) an amount, up to a maximum established amount per year, awarded based upon the executive’s meeting and exceeding established performance and other corporate goals set by the Compensation Committee, and/or (ii) an amount equal to a percentage based upon NEON’s financial performance.  All current bonus awards are based on fiscal year results and are payable annually on the achievement of annual goals or progress in achievement of such goals which is satisfactory to the Board. In connection with NEON’s executive team performance in the fiscal year ended March 31, 2005, the Compensation Committee voted to approve bonuses for executive officers at fifty percent (50%) of each individual executive officer’s annual bonus target.  The Compensation Committee believes the principal components of NEON’s compensation plan will be commensurate with others in the industry.

Fiscal 2005 Chief Executive Officer Compensation.  For the fiscal year ended March 31, 2005, the Compensation Committee considered several factors in establishing Mr. Cresswell’s compensation package, including compensation practices in the industry, performance level, contributions toward achievement of strategic goals and NEON’s overall financial and operating success.  Effective in October 2003, the Compensation Committee and the full Board of

Directors approved an executive compensation plan setting Mr. Cresswell’s annual compensation at a base salary of $300,000 and authorizing an annual bonus, subject to the satisfactory achievement of individual and company goals, of $100,000.  The Compensation Committee determined that such compensation package was commensurate with the policies set forth above for setting the compensation of our principal executive officer and is consistent with similar positions at similar companies in the industry.  In June 2004, the Board of Directors promoted Mark Cresswell to the position of Chief Executive Officer At such time, Mr. Cresswell was awarded a grant of 100,000 additional stock options under the 2002 Stock Plan with standard vesting terms as previously described above and Mr. Cresswell’s bonus allocation was increased to $150,000.   In May 2005, Mr. Cresswell was awarded a grant of 60,000 additional stock options under the 2002 Stock Plan with standard vesting terms. In addition, Mr. Cresswell’s employment agreement was amended to reflect an increased severance amount of twelve months total compensation in the event Mr. Cresswell’s employment is terminated without cause or involuntarily or constructively terminated due to a Change in Control of NEON.  No additional change has been made to Mr. Cresswell’s compensation plan as of the date of this proxy statement.

Limit on the Deductibility of Executive Compensation.  In 1993, Congress amended the Internal Revenue Code to add Section 162(m).  Section 162(m) of the Internal Revenue Code limits the deductibility of compensation paid to specified executive officers to $1,000,000 per officer in any one year.  Compensation, which qualifies as performance-based compensation, does not have to be taken into account for the purposes of this limitation.  The Compensation Committee intends to recommend action in connection with NEON’s benefit plans and salary and bonus policies to address this issue if and when circumstances require.

Submitted by the Compensation Committee,

Loretta Cross, Chairman
Richard Holcomb

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Since July 25, 2003, the Compensation Committee members have been Richard Holcomb and Loretta Cross.  Neither of these directors has served as officers or employees of NEON or any of its subsidiaries prior to or while serving on NEON’s Compensation Committee. There are no interlocking directorates involving any of the executive officers or directors of NEON.

BENEFICIAL OWNERSHIP

The percentage of shares owned provided in the table is based on 9,534,986 shares outstanding as of July 15, 2005. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Except as indicated by footnote, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. The determination of whether these persons have sole voting and investment power is based on information provided by them. In computing an individual’s beneficial ownership, the number of shares of common stock subject to options held by that individual that are exercisable within 60 days of July 15, 2005 are also deemed outstanding. These shares, however, are not deemed outstanding for the purpose of computing the beneficial ownership of any other person.

The following table sets forth certain information regarding beneficial ownership of our common stock as of July 15, 2005 by:

•      each of our directors;

•      Mark J. Cresswell, our principal executive officer, and each of the four other most highly compensated individuals who served as our executive officers at fiscal year end;

•      all individuals who serve as directors or executive officers as a group; and

•      each person who is known by us to own beneficially more than 5% of our common stock.

	Shares Beneficially Owned
Directors, Officers and 5% Stockholders	Number	Percent (1)
Mark J. Cresswell, President, Chief Executive Officer and a director (2)	187,499	1.9%
Brian D. Helman, Chief Financial Officer (3)	81,250	*
Chris Garner, Senior Vice President of Research and Development (4)	43,749	*
Jerry Paladino, SeniorVice President, Worldwide Sales (5)	49,999	*
Shelby R. Fike, Senior Vice President and General Counsel (6)	31,312	*
Richard Holcomb, director (7)	86,924	*
George H. Ellis, director (8)	60,624	*
David F. Cary, director (9)	27,082	*
Loretta Cross, director (10)	27,082	*
William W. Wilson III (11)	3,125	*
John J. Moores, shareholder (12)	4,202,568	44.0%

All executive officers and directors as a group (10 Persons) (13)	598,646	6.3%

*      Less than 1%

(1)   The percentage of ownership calculations (other than as declared in footnote 13) is based on 9,534,986 shares issued and outstanding on July 15, 2005.

(2)   Includes 187,499 shares of common stock issuable upon exercise of outstanding stock options that are presently exercisable within 60 days of July 15, 2005.

(3)   Includes 81,250 shares of common stock issuable upon exercise of outstanding stock options that are presently exercisable or will become exercisable within 60 days of July 15, 2005.

(4)   Includes 43,749 shares of common stock issuable upon exercise of outstanding stock options that are presently exercisable within 60 days of July 15, 2005.

(5)   Includes 49,999 shares of common stock issuable upon exercise of outstanding stock options that are presently exercisable or will become exercisable within 60 days of July 15, 2005.

(6)   Includes 30,812 shares of common stock issuable upon exercise of outstanding stock options that are presently exercisable or will become exercisable within 60 days of July 15, 2005 and 500 shares held indirectly through a family member.

(7)   Includes 73,124 shares of common stock issuable upon exercise of outstanding stock options that are presently exercisable or will become exercisable within 60 days of July 15, 2005.

(8)   Includes 60,624 shares of common stock issuable upon exercise of outstanding stock options that are presently exercisable or will become exercisable within 60 days of July 15, 2005.

(9)   Includes 27,082 shares of common stock issuable upon exercise of outstanding stock options that are presently exercisable or will become exercisable within 60 days of July 15, 2005.

(10) Includes 27,082 shares of common stock issuable upon exercise of outstanding stock options that are presently exercisable or will become exercisable within 60 days of July 15, 2005.

(11) Includes 3,125 shares of common stock issuable upon exercise of outstanding stock options that are presently exercisable or will become exercisable within 60 days of July 15, 2005.  Does not include the warrant to acquire 1,125,000 shares of NEON common stock issued to CSFT Holdings, Inc., in consideration of NEON’s acquisition of ClientSoft, Inc.  Mr. Wilson is the President and CEO and is a shareholder and director of CSFT Holdings, Inc.

(12) Includes 744,265 shares of common stock owned by various family trusts for which Mr. Moores serves as trustee, as to which Mr. Moores disclaims beneficial ownership. Includes 10,000 shares of common stock owned by JMI Services, Inc. Mr. Moores address is c/o JMI, Inc., 12680 High Bluff Dr., Suite 200, San Diego, CA 92130.

(13) Includes 584,346 shares of common stock issuable upon exercise of outstanding stock options that are presently exercisable or will become exercisable within 60 days of August 3, 2005.  Does not include shares held by 5% or greater shareholders.

EQUITY COMPENSATION PLAN INFORMATION

This table sets forth the aggregate number of shares of common stock reserved for issuance under all of the compensation plans previously approved by the stockholders of NEON Systems, Inc. as of March 31, 2005, including (a) the number of securities to be issued upon exercise of outstanding options, warrants and rights, (b) the weighted-average exercise price of outstanding options, warrants and rights and (c) the number of securities remaining available for future issuance under equity compensation plans excluding item (a).  There are no compensation plans that have not been previously approved by the stockholders of NEON Systems, Inc.

Equity Compensation Plan Information

Plan category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted-average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)(1)
Equity compensation plans approved by security holders	2,809,631	$5.68	2,932,570
Equity compensation plans not approved by security holders	-0-	-0-	-0-
Total	2,809,631	$5.68	2,932,570

(1)   The 2002 Stock Plan provides for an annual increase on the first day of each fiscal year, beginning April 1, 2003, equal to the lesser of (i) 750,000 shares of NEON common stock, (ii) 5% of the outstanding shares of NEON common stock on such date, or (iii) a lesser amount determined by the Board of Directors.  The 2002 Director Plan provides for an annual increase on the first day of each fiscal year, beginning April 1, 2003, equal to the lesser of (i) 2% of the outstanding shares of NEON common stock on such date, or (ii) a lesser amount as determined by the Board of Directors.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Certain former members of NEON’s Board of Directors and certain former executive officers of NEON were shareholders and/or directors in other companies with which NEON had business relationships. Transactions between NEON and these other companies have been described in the “Related Party Transactions” disclosure in our Form 10-K filed on June 28, 2005. Notwithstanding such disclosures, no current director or executive officer of NEON are shareholders and/or directors or employees of any other companies with which NEON has business relationships.

OTHER DIRECTORSHIPS

Some members of our Board of Directors may also serve as officers or directors of other software or computing companies.  NEON and such companies, despite each being software companies, are not sufficiently similar in their operations to be competitors.  We do not believe that the concurrent service of our directors as officers and/or directors of the entities listed in their biographical descriptions poses potential conflicts of interest.

PERFORMANCE GRAPH

The following graph compares the annual cumulative total stockholder return on an investment of $100 on March 5, 1999 (the date of the Company’s initial public offering) in our common stock, based on the market price of the common stock, with the cumulative total return of a similar investment in companies on the Nasdaq Stock Market (U.S.) Index and the Nasdaq Computer and Data Processing Index.

	Cumulative Total Return
	3/00	3/01	3/02	3/03	3/04	3/05
NEON SYSTEMS, INC.	100.00	14.11	24.24	6.18	10.42	10.73
NASDAQ STOCK MARKET (U.S.)	100.00	47.20	41.66	22.38	38.67	37.64
NASDAQ COMPUTER & DATA PROCESSING	100.00	32.47	32.30	24.83	35.04	35.09

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16 of the Securities Exchange Act of 1934, as amended, requires NEON’s executive officers (as defined under Section 16), directors, and persons who beneficially own greater than 10% of a registered class of NEON’s equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission.  Based solely on our review of these reports and written representations from NEON’s executive officers and directors, we believe that each of NEON’s executive officers, directors, and 10% securityholders filed all of the required reports during the fiscal year ended March 31, 2005, except as follows:

Beginning in September 2003, NEON began filing electronically the Section 16(a) reports of beneficial ownership and changes of beneficial ownership on Form 3, Form 4, and Form 5 on behalf of its officers and directors.  Due to an administrative error, NEON failed to report the automatic grant of Annual Options to the non-employee independent directors pursuant to the 2002 Director Option Plan on September 22, 2003 and again on September 20, 2004.

Pursuant to the terms of the 2002 Director Option Plan, each independent director who is re-elected at NEON’s annual meeting of stockholders is automatically granted an option to acquire 12,500 shares of NEON common stock (the “Annual Options”).  Such Annual Options vest quarterly over a two year term, expire in 10 years and carry an exercise price of the closing price of NEON’s common stock on the NASDAQ Stock Market on the date of such Annual Meeting.

Upon the automatic grant to the independent directors on September 20, 2003 and again on September 20, 2004, NEON failed to file the requisite Forms 4 for each of George Ellis, Richard Holcomb, Dave Cary and Loretta Cross.  Such grant of Annual Options for September 22, 2003 was subsequently reported by NEON on Forms 5 filed for such individuals on April 7, 2004.  Such Annual Options carry an exercise price of $4.23 and were properly reflected in NEON’s Proxy Statement filed with the Securities and Exchange Commission on July 28, 2004.   The Annual Options granted at NEON’s most recent Annual Meeting on September 20, 2004 were reported on a Form 4 for each of such independent directors on October 29, 2004.  Such Annual Options for the current fiscal year ending March 31, 2005 carry an exercise price of $3.64.   NEON has taken internal measures to ensure that future reports are filed on behalf of such independent directors in an accurate and timely manner.

CODE OF CONDUCT

In May 2004, NEON’s Board of Directors adopted a Code of Conduct, which applies to the ethical conduct of all employees of NEON.  The Code of Conduct was filed as Exhibit 14.1 to NEON’s Form 10-K for the fiscal year ended March 31, 2004, which was filed with the Securities Exchange Commission on June 29, 2004.  Changes to, or waivers of, the Code of Conduct that apply to the officers or activities of the officers which are covered by the Code of Conduct will be disclosed by NEON on the Investor Relations section of its website at the following address: http://www.neonsys.com.  A copy of the Code of Conduct may be downloaded from the Investor Relation section of the website and NEON will also mail a copy of the Code of Conduct upon written request to the Chief Financial Officer at 14100 Southwest Freeway, Suite 500, Sugar Land, Texas 77478.

PROPOSAL II
RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has selected KPMG LLP as NEON’s independent registered public accounting firm for the fiscal year ending March 31, 2006.  KPMG LLP has audited the NEON’s financial statements since its initial public offering in fiscal 1999.  A representative of KPMG LLP is expected to be present at the Annual Meeting, will have an opportunity to make a statement if he or she so desires, and will be available to respond to appropriate questions.

The following table presents fees (in thousands) for professional audit services rendered by KPMG LLP for the audit of NEON’s annual financial statements for Fiscal 2005 and Fiscal 2004, and fees billed for other services rendered by KPMG LLP.

	2004	2005

Audit Fees	$240	$379

Audit Related Fees (1)	$31	$19

Tax Fees (2)	$70	$79

All Other Fees (3)	$19	$14

TOTAL FEES	$360	$491

(1) Audit related fees consiste principally of fees for an audit of NEON’s 401(k) plan

(2) Tax Fees consisted of fees for tax consultation and tax compliance services

(3) All other fees consist primarily of fees for an executive compensation benchmark analysis

The Audit Committee has reviewed the expenditures for non-audit related services and authorized a budgeted amount for such services which are consistent with the amounts and types of services incurred by NEON in the immediately prior fiscal year.  All other services outside of this budgeted allocation of pre-authorized services must be approved by formal Audit Committee action.

Stockholder Ratification and Board Recommendation

Stockholder ratification of the selection of KPMG LLP as NEON’s independent registered public accounting firm is not required by NEON’s By-Laws or other applicable legal requirement.  However, the Board is submitting the selection of KPMG LLP to the stockholders for ratification as a matter of good corporate practice.  If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm.  Even if the selection is ratified, the Audit Committee at its discretion may direct the appointment of a different independent accounting firm at any time during the year if it determines that such a change would be in the best interests of NEON and its stockholders.

Adoption of Proposal Two requires approval by the holders of a majority of shares of common stock present in person or represented by proxy, and entitled to vote at the annual meeting.  Abstentions may be specified on this proposal to ratify the selection of the independent auditors.  Abstentions will be considered present and entitled to vote at the annual meeting.  Abstentions will have the effect of a vote against this proposal to ratify the selection of the independent registered public accounting firm.

YOUR BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THIS PROPOSAL.

NO INCORPORATION BY REFERENCE; NO SOLICITATION

In NEON’s filings with the SEC, information is sometimes “incorporated by reference.”  This means that we are referring you to information that has previously been filed with the SEC, so the information should be considered as part of the filing that you are reading.  Based on SEC regulations, the performance graph of this proxy statement, the “Audit Committee Report” and the “Compensation Committee Report” specifically are not incorporated by reference into any other filings with the SEC or deemed filed with the SEC under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended.

This proxy statement is sent to you as part of the proxy materials for the Annual Meeting of Stockholders.  You may not consider this proxy statement as material for soliciting the purchase or sale of NEON’s common stock.

OTHER MATTERS

We know of no other matters to be submitted to the meeting.  If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote the shares they represent as the Board of Directors may recommend.

It is important that your stock be represented at the meeting, regardless of the number of shares that you hold.  You are, therefore, urged to execute and return the accompanying proxy in the envelope, which has been enclosed, at your earliest convenience.

FOR THE BOARD OF DIRECTORS

Brian D. Helman
Chief Financial Officer and Secretary

Dated:  August 15, 2005

APPENDIX A

NEON SYSTEMS, INC.
COMPENSATION COMMITTEE CHARTER
Adopted August 11, 2005

Purpose
The Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of NEON Systems, Inc. (the “Company”) shall discharge the Board’s responsibilities to shareholders, potential shareholders, the investment community and other stakeholders with respect to (i) setting the compensation of the Company’s executive officers; (ii) overseeing the Company’s equity benefit plans; and (iii) reviewing and making recommendations to the full Board regarding Board compensation.

Composition
The Committee shall be comprised of two or more members of the Board. It is the intent that all members of the Committee will be “independent” in accordance with the rules of the NASDAQ Stock Market and applicable legal requirements.

The members of the Committee shall be appointed by the Board at the annual organizational meeting of the Board and shall serve until such member’s successor is duly elected and qualified or until such member’s earlier resignation or removal. The members of the Committee may be removed, with or without cause, by a majority vote of the Board.

Unless a Chairperson is elected by the full Board, the members of the Committee shall designate a Chairperson by majority vote of the full Committee membership. The Chairperson shall be entitled to cast a vote to resolve any ties. The Chairperson will chair all regular sessions of the Committee and set the agendas for the Committee meetings.

Meetings
The Committee shall meet as frequently as circumstances dictate. Meetings of the Committee may be held in person or telephonically at any time.

As part of its review and establishment of the performance criteria and compensation of designated key executives, the Committee should meet separately at least on an annual basis with the Company’s chief executive officer (CEO) and any other corporate officers, as it deems appropriate. However, the Committee should meet regularly without such officers present, and in all cases such officers shall not be present at meetings at which their performance and compensation are being discussed.

All non-management directors who are not members of the Committee may attend meetings of the Committee but may not vote. Additionally, the Committee may invite other persons to its meetings as it deems appropriate.

Responsibilities and Duties
To fulfill its responsibilities and duties, the Committee shall:

Set Compensation for Executive Officers and Directors

1.     Review and approve corporate goals and objectives relative to the CEO’s compensation, evaluating the CEO’s performance in light of these goals and objectives and establishing the annual compensation of the CEO, taking into consideration such evaluation and feedback from the Nominating & Governance Committee’s annual review of the CEO;

2.     Set the compensation of the Company’s other executive officers, taking into consideration input from the CEO and non-management members of the Board; and

3.     Review and determine the appropriateness of the Board’s compensation on an annual basis.

Monitor Incentive and Equity-Based Compensation Plans

1.     Review and make recommendations to the Board with respect to the Company’s incentive-compensation plans and equity-based plans;

2.     Oversee the Company’s equity benefit plans, including the review and grant of awards to all eligible employees under the Company’s equity-based benefit plans, and oversee the activities of the individuals responsible for administering those plans;

3.     Review and approve all of the Company’s equity compensation plans that are not otherwise subject to the approval of the Company’s shareholders; and

4.     Select, retain and/or replace, as needed, compensation and benefits consultants and other outside consultants to provide independent advice to the Committee. In the event the Committee retains a compensation consultant, the Committee shall have the sole authority to approve such consultant’s fees and other retention terms.

Reports

1.     Produce an annual report on executive compensation for inclusion with the Company’s proxy statement, in accordance with applicable rules and regulations of the NASDAQ Stock Market, the Securities and Exchange Commission and other applicable regulatory bodies;

2.     Report regularly to the Board (i) following meetings of the Committee; (ii) with respect to such other matters that are relevant to the Committee’s discharge of its responsibilities; and (iii) with respect to such recommendations as the Committee may deem appropriate; and

3.     Maintain minutes or other records of meetings and activities of the Committee.

Annual Performance Evaluation
The Committee shall perform a review and evaluation, at least annually, of the performance of the Committee and its members, including reviewing the compliance of the Committee with this Charter. In addition, the Committee shall review and reassess, at least annually, the adequacy of this Charter and recommend to the Board any improvements to this Charter that the Committee considers necessary or valuable. The Board shall also issue an annual evaluation of the Committee’s performance.

APPENDIX B

NEON SYSTEMS, INC.
NOMINATING AND GOVERNANCE COMMITTEE
Adopted August 11, 2005

Purpose

The Nominating & Governance Committee (the “Committee”) of the Board of Directors (the “Board”) of NEON Systems, Inc. (the “Company”) shall provide assistance to the Board in fulfilling its responsibility to the Company and to its shareholders, potential shareholders, the investment community and other stakeholders by:

1.     Assessing and selecting/nominating (or recommending to the Board for its selection/nomination) strong and capable candidates to serve on the Board;

2.     Making recommendations as to the size, composition, structure, operations, performance and effectiveness of the Board;

3.     Overseeing the Company’s chief executive officer (CEO) succession planning process;

4.     Conducting an annual review of the Company’s CEO;

5.     Developing and recommending to the Board a set of corporate governance principles; and

6.     Otherwise taking a leadership role in shaping the corporate governance of the Company.

The Committee will fulfill these responsibilities primarily by carrying out the activities enumerated in Section IV of this Charter.

Composition

The Committee shall be comprised of two or more directors as determined by the Board. It is the intent that all non-advisory members of the Committee will be “independent” in accordance with the rules of the NASDAQ Stock Market and applicable legal requirements.

The members of the Committee shall be appointed by the Board at the annual organizational meeting of the Board and shall serve until the next such organizational meeting of the Board or until their successors shall be duly elected and qualified. The members of the Committee may be removed, with or without cause, by a majority vote of the Board.

Unless a Chairperson is elected by the full Board, the members of the Committee may designate a Chairperson by majority vote of its membership. The Chairperson will chair all regular sessions of the Committee and will set the agenda for the Committee meetings.

Meetings

The Committee shall meet as frequently as circumstances dictate. Meetings of the Committee may be held in person or telephonically at any time. The Committee shall meet as needed with the CEO and such other executive officers and others within the Company as it determines appropriate to fulfilling its responsibilities hereunder.

Responsibilities and Duties

The following functions shall be the common recurring activities of the Committee in carrying out its responsibilities outlined in Section I of this Charter. These functions should serve as a guide, with the understanding that the Committee may carry out additional functions and adopt additional policies and procedures as may be appropriate in light of changing business, legislative, regulatory, legal or other conditions. The Committee shall also carry out any other responsibilities and duties delegated to it by the Board related to the purposes of the Committee outlined in Section I of this Charter.

The Committee, in discharging its oversight role, is empowered to study or investigate any matter of interest or concern that it deems appropriate. The Committee shall have the sole authority to retain outside counsel or other experts for this purpose, including the authority to approve the fees payable to such counsel or experts and any other terms of retention.

To fulfill its responsibilities and duties, the Committee shall:

Board Selection, Composition and Evaluation

1.     Make recommendations regarding the size and composition of the Board, addressing, without limitation:

a.     the absolute numbers of Board members;

b.     the balance between inside (i.e., employee) and external directors; and

c.     the committee structure.

2.     Identify individuals believed to be qualified candidates for Board membership. This process shall include, but is not limited to,

a.     determining the desired qualifications and criteria for Board members, including skills, experience, qualities, desired diversity and the like;

b.     recommending to the Board definitions of “independence” and “conflicts of interest” for Board members, including guidance on time commitments and other directorships;

c.     retaining (within its sole authority) external support to assist in the search for qualified candidates; and

d.     overseeing due diligence as to candidates for nomination or re-nomination as Board members;

3.     Conduct an annual evaluation of the overall effectiveness of the Board. This evaluation (and resulting recommendations) shall address, but is not limited to,

a.     the Board’s structure and composition;

b.     the Board’s independence, commitment and accountability;

c.     the Board’s involvement in setting the Company’s strategy and monitoring its execution;

d.     the Board’s oversight of management and monitoring of management succession planning;

e.     the Board’s focus on the most critical issues and risks;

f.      the clarity between the roles of the Board and management;

g.     the adequacy of access to information, employees and experts in a timely manner; and

h.     the appropriateness of each of the committee Charters and the functioning of the committees with respect to those Charters.

4.     Review and make recommendations to the Board regarding the Company’s Corporate Governance Guidelines, Code of Conduct, and other matters related to the functioning of the Board.

Committee Selection and Composition

1.     Recommend members of the Board to serve on the committees of the Board, giving consideration to the criteria for service on each committee as set forth in the Charter for such committee, as well as to any other factors the Committee deems relevant and, where appropriate, make recommendations regarding the removal of any member of any committee;

2.     Recommend members of the Board to serve as the Chairs of committees of the Board;

3.     Establish, monitor and recommend the purpose, structure and operations of the various committees of the Board, as well as the qualifications and criteria for membership on each such committee and, as circumstances dictate, make any recommendations regarding periodic rotation of directors among the committees and impose any term limitations of service on any Board committee; and

4.     As may be appropriate, make recommendations to the Board for the creation of additional committees or the elimination of Board committees.

Corporate Governance

1.     Consider the adequacy of the constituent documents of the Company; and

2.     Develop and recommend to the Board a set of corporate governance guidelines and keep abreast of developments with regard to corporate governance to enable the Committee to make recommendations to the Board in light of such developments as may be appropriate.

Continuity / Succession Planning Process

1.     Oversee the development and implementation of an effective orientation program for new members of the Board;

2.     Together with the Presiding Director or Chairman of the Board, conduct the annual review of the CEO;

3.     Ensure that an effective CEO succession plan is in place; and

4.     Assess and recommend to the Board a successor to the CEO in the event of a vacancy of the position, unless the Board designates another committee for this purpose.

Reports

1.     Report regularly to the Board

a.     following meetings of the Committee;

b.     with respect to such other matters as are relevant to the Committee’s discharge of its responsibilities; and

c.     with respect to such recommendations as the Committee may deem appropriate.

2.     Maintain minutes or other records of meetings and activities of the Committee.

Annual Performance Evaluation

The Committee shall perform a review and evaluation, at least annually, of the performance of the Committee and its members, including reviewing the compliance of the Committee with this Charter. In addition, the Committee shall review and reassess, at least annually, the adequacy of this Charter and recommend to the Board any improvements to this Charter that the Committee considers necessary or valuable. The Board shall also issue an annual evaluation of the Committee’s performance.

14100 Southwest Freeway, Suite 500
Sugar Land, Texas 77478

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON SEPTEMBER 19, 2005

Dear Stockholders:

On Monday, September 19, 2005, NEON Systems, Inc. will hold its annual meeting of stockholders at our offices located at 14100 Southwest Freeway, Suite 500, Sugar Land, Texas. The meeting will begin at 10:00 a.m., Sugar Land, Texas time.

Only stockholders that own stock at the close of business on August 11, 2005 can vote at the meeting.

See Reverse Side

Address Change/Comments (Mark the corresponding box on the reverse side)

  FOLD AND DETACH HERE

IMPORTANT NOTICE:

YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD OR VOTE VIA THE INTERNET OR TELEPHONE FOLLOWING THE INSTRUCTIONS ON THE PROXY CARD.

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” ALL PROPOSALS.	Please Mark Here for Address Change or Comments	☐
SEE REVERSE SIDE

FOR		WITHHELD FOR ALL		FOR	AGAINST	ABSTAIN
I. The election of Directors: 01 George H. Ellis; 02 Richard Holcomb; 03 David F. Cary: 04 Loretta Cross; 05 Mark J. Cresswell; and 06 William W. Wilson III	☐	☐	II. To ratify the selection of KPMG LLP as independent auditors for the fiscal year ending March 31, 2006.	☐	☐	☐

III. To transact any other business as may properly come before the meeting or any adjournment thereof.

Withheld for the nominees you list below: (Write that nominee’s name in the space provided below)

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Signature	Signature	Date

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

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